UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2006, we and our Operating Partnership, U-Store-It, L.P., entered into a credit agreement for a three-year, $450 million unsecured credit facility, which allows borrowings of $200 million in term loans and $250 million in unsecured revolving loans (the "Credit Facility"). The Credit Facility effectively replaced our $250 million unsecured revolving credit facility and our $50 million bridge facility, which were scheduled to terminate on February 22, 2009 and November 30, 2006, respectively (the "Old Credit Facilities").

We, along with U-Store-It Mini Warehouse Co., and YSI Management LLC, each our direct or indirect subsidiary, serve as the guarantors for any funds borrowed by the Operating Partnership under the Credit Facility.

The description of the material terms and conditions of the Credit Facility set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2006, we and our Operating Partnership entered into the Credit Facility with Wachovia Capital Markets, LLC and Keybanc Capital Markets, as joint lead arrangers, Wachovia Capital Markets, LLC, as book manager, Wachovia Bank, National Association, as administrative agent, Keybank National Association, as syndication agent, and each of Bank of America, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as documentation agent, and the financial institutions signatory thereto, as lenders, which effectively replaced the Old Credit Facilities.

The Credit Facility allows us to borrow up to $450 million, including $200 million in term loans and $250 million in unsecured revolving loans. The Credit Facility is scheduled to terminate on November 20, 2009, and has a one-year extension option. Principal amounts borrowed under term loans that we repay may not be re-borrowed. Borrowings under the Credit Facility bear interest, at our option, at either an alternative base rate or a Eurodollar rate, in each case, plus an applicable margin based on our leverage ratio or our credit rating. The alternative base interest rate is a fluctuating rate equal to the higher of the prime rate or the sum of the federal funds effective rate plus 50 basis points. The applicable margin for the alternative base rate will vary from 0.00% to 0.50% depending on our leverage ratio prior to achieving an investment grade rating, and will vary from 0.00% to 0.25% depending on our credit rating after achieving an investment grade rating. The Eurodollar rate is a rate of interest that is fixed for interest periods of one, two, three or six months based on the LIBOR rate determined two business days prior to the commencement of the applicable interest period. The applicable margin for the Eurodollar rate will vary from 1.00% to 1.50% depending on our leverage ratio prior to achieving an investment grade rating, and will vary from 0.425% to 1.00% depending on our credit rating after achieving an investment grade rating. After achieving an investment grade rating, we could also secure borrowings under bid rate loans at rates offered by lenders or a Eurodollar rate plus the applicable margin described in the preceding sentence based on our credit rating.

We intend to use the Credit Facility principally to finance the future acquisition and development of self-storage facilities, for debt repayments and for general working capital purposes. On November 21, 2006, we borrowed $200 million on term loans and $90.5 million on revolving loans, each on the terms set forth in the Credit Agreement filed as Exhibit 10.1 to this Current Report.

The Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Credit Agreement filed as Exhibit 10.1 to this Current Report. Among others, our ability to borrow under the Credit Facility will be subject to our ongoing compliance with the following financial covenants:

- Maximum total indebtedness to total asset value of 65%;

- Maximum floating rate indebtedness to total indebtedness of 35%;

- Minimum unencumbered interest coverage ratio of 2.0:1.0;

- Minimum unencumbered pool property value of $400,000,000;

- Minimum fixed charge coverage ratio of 1.6:1.0; and

- Minimum tangible net worth of $673,234,400, plus 75% of the net proceeds of all equity issuances after September 30, 2006.

In addition, for periods ending on or after December 31, 2008, we are restricted from paying distributions on our common shares that would exceed an amount equal to the greater of (i) 95% of our funds from operations or (ii) such amount as may be necessary to maintain our REIT status.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement, dated as of November 21, 2006, by and among U-Store-It, L.P., as borrower, U-Store-It Trust, as parent, Wachovia Capital Markets, LLC and Keybanc Capital Markets, as joint lead arrangers, Wachovia Capital Markets, LLC, as book manager, Wachovia Bank, National Association, as administrative agent, Keybank National Association, as syndication agent, Bank of America, N.A., SunTrust Bank, and Wells Fargo Bank, National Association, each as documentation agent, and the financial institutions party thereto, as lenders

10.2 Guaranty, dated as of November 21, 2006, executed on behalf of U-Store-It Trust, U-Store-It Mini Warehouse Co., and YSI Management LLC, as guarantors

10.3 Form of Term Note

10.4 Form of Revolving Note

10.5 Form of Swingline Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

November 28, 2006	By:	Dean Jernigan

Name: Dean Jernigan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 21, 2006, by and among U-Store-It, L.P., as borrower, U-Store-It Trust, as parent, Wachovia Capital Markets, LLC and Keybanc Capital Markets, as joint lead arrangers, Wachovia Capital Markets, LLC, as book manager, Wachovia Bank, National Association, as administrative agent, Keybank National Association, as syndication agent, Bank of America, N.A., SunTrust Bank, and Wells Fargo Bank, National Association, each as documentation agent, and the financial institutions party thereto, as lenders
10.2	Guaranty, dated as of November 21, 2006, executed on behalf of U-Store-It Trust, U-Store-It Mini Warehouse Co., and YSI Management LLC, as guarantors
10.3	Form of Term Note
10.4	Form of Revolving Note
10.5	Form of Swingline Note